                                                                     EXHIBIT 2.3

                      AMENDMENT NO. 4 TO CREDIT AGREEMENT
                      -----------------------------------


          AMENDMENT NO. 4, dated as of October 27, 1998, to the Credit Agreement, dated as of November 21, 1997 (as amended from time to time, the "Credit Agreement"), among (a) USTELECENTERS, INC., a Delaware corporation (the
 ----------------
"Borrower"), (b) VIEW TECH, INC., a Delaware corporation (the "Parent Company"),
 --------                                                      --------------
(c) IMPERIAL BANK and BANKBOSTON, N.A. (the "Banks"), and (d) IMPERIAL BANK, in
                                             -----
its capacity as Agent for the Banks and as Issuer with respect to Letters of Credit.

                                    RECITALS
                                    --------

          As required by Section 9.1.9 of the Credit Agreement, Vermont Network
                         -------------
Services Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Parent Company, has agreed to become a party to the Credit Agreement as a "Principal Company" and as a "Guarantor" thereunder; and, in connection therewith, the Principal Companies, the Banks and the Agent have agreed to amend certain of the provisions contained in the Credit Agreement, all as set forth in this Amendment No. 4 ("this Agreement").
                       --------------

          Accordingly, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1.  DEFINITIONS IN CREDIT AGREEMENT.  Unless otherwise defined
                   -------------------------------
herein, terms defined in the Credit Agreement (as amended hereby) are used herein as therein defined. The term "AMENDMENT DOCUMENTS," as used in this
                                      -------------------
Agreement, shall mean this Agreement and the VNSC Security Agreement.

                                  ARTICLE II

                                  AMENDMENTS
                                  ----------

     Effective on and as of October 27, 1998 ("Effective Date"), and subject
                                               --------------
always in any event to the provisions of Article IV hereof, the Credit Agreement
                                         ----------
is hereby amended in each of the following respects:

     SECTION 2.1.  NEW DEFINED TERMS.  Section 1.1 of the Credit Agreement is
                   -----------------   -----------
hereby amended by adding thereto each of the following new defined terms:

               "Amendment No. 4" means Amendment No. 4 to Credit Agreement,
                ---------------
          dated as of October 27, 1998, among VNSC, the Borrower, the Parent Company, the Banks and the Agent, upon the terms of which VNSC has agreed to become a party hereto as a Principal Company and as a Guarantor hereunder, and upon the terms of which each of the parties hereto has agreed to amend this Agreement.

               "Amendment No. 4 Effective Date" means October 27, 1998, the so-
                ------------------------------
          called "Effective Date" of Amendment No. 4 to Credit Agreement.

               "VNSC" means Vermont Network Services Corporation, a Delaware
                ----
          corporation and a wholly-owned Subsidiary of the Parent Company.

               "VNSC Security Agreement" means the Security Agreement, dated as
                -----------------------
          of October 27, 1998, between VNSC and the Agent, executed and delivered by VNSC in favor of the Agent, for the benefit of the Secured Parties.

     SECTION 2.2.  WAIVERS BY GUARANTORS, ETC.  Article VI of the Credit
                   --------------------------   ----------
Agreement is hereby amended by adding the following new Section 6.6 immediately
                                                        -----------
after Section 6.5 thereof:
      -----------

               SECTION 6.6.  WAIVERS BY GUARANTORS, ETC.  The Obligations of
                             --------------------------
          each of the Guarantors under this Agreement and the other Loan Documents shall not be to any extent or in any way or manner whatsoever satisfied, discharged, diminished, impaired or otherwise affected by any of the following, and each of the Guarantors hereby absolutely and irrevocably waives any defenses that it may otherwise have as a result of the occurrence of any of the following, whether or not any of the Guarantors shall have had any notice or knowledge of any thereof:

                    (a) the existence or creation at any time or times on or after the date of this Agreement of any claim, defense, right of set-off or counterclaim of any nature whatsoever of any Guarantor against any of the Secured Parties;


                    (b)  any incapacity or lack of authority of any Guarantor;

                    (c) any of the Obligations or any of the Loan Documents or any provision of any thereof or any of the Liens securing any Obligations shall at any time or for any reason whatsoever cease to be in full force or effect with respect to any one or more of the Guarantors or shall be declared null and void or illegal, invalid, unenforceable or inadmissible in evidence in relation to any one or more of the Guarantors, or any of the Obligations of any one or more of the Guarantors or any Liens securing any Obligations of any one or more of the Guarantors shall be subject to avoidance, or shall be avoided, as a fraudulent transfer or fraudulent conveyance, whether prior to or after the commencement of any Bankruptcy or Insolvency Proceedings; or

                    (d) the existence of any other condition or circumstance or the occurrence of any other event or condition that might otherwise constitute a legal or equitable discharge of or a suretyship defense to performance by any Guarantor of any of its Obligations to any of the Secured Parties.

          Each Guarantor hereby absolutely, unconditionally and irrevocably waives all suretyship and other similar defenses to performance by such Guarantor of any of its Obligations, and each Guarantor further assents to and waives notice of any and all matters hereinbefore specified in clauses (a) through (d) of this Section 6.6.
                       -----------          -          -----------

     SECTION 2.3.  YEAR 2000 COMPLIANCE.  Section 9.1 of the Credit Agreement is
                   --------------------   -----------
hereby amended by adding the following new Section 9.1.10 immediately after
                                           --------------
Section 9.1.9 thereof:
-------------

               SECTION 9.1.10.  YEAR 2000 COMPLIANCE.  Perform all acts
                                --------------------
          necessary to ensure that each of the Principal Companies becomes Year 2000 Compliant in a timely manner. Such acts will include, as and to the extent determined by the Principal Companies on a reasonable basis to be reasonably necessary and appropriate considering the nature of the business and operations conducted by the Principal Companies and their Subsidiaries, performing a comprehensive review and assessment of all systems of the Principal Companies and their Subsidiaries and, if and as reasonably necessary or appropriate, adopting a plan, with itemized budget, if appropriate, for the remediation, monitoring and testing of such systems. As used in this Section 9.1.10, the term
                                                    --------------
          "YEAR 2000 COMPLIANT" means, with respect to any Person, that all
          --------------------
          software, hardware, firmware, equipment, goods or systems utilized by or material to the business, operations or financial condition of such Person will properly perform date sensitive functions before, during and after the year 2000. The Principal Companies will, promptly upon request by the Agent or any of the Banks, provide to the Agent and the Banks such evidence of compliance by the Principal Companies and each of their Subsidiaries with the terms of this
          Section 9.1.10 as the Agent or any of the Banks may from time to time
          --------------
          reasonably require.


                                  ARTICLE III

                              ACCESSION AGREEMENT
                              -------------------


     SECTION 3.1.  OBLIGATIONS OF VNSC UNDER THE CREDIT AGREEMENT.  VNSC hereby
                   ----------------------------------------------
agrees to become a party to the Credit Agreement on and as of the Effective Date as a Principal Company and as a Guarantor thereunder and to be bound at all times from and after the Effective Date, as a Principal Company and as a Guarantor, by all of the terms and provisions of the Credit Agreement applicable to Principal Companies and Guarantors thereunder. VNSC further agrees that, from and after the Effective Date, each reference in the Credit Agreement to a "Principal Company" or to a "Guarantor" shall also mean and be a reference to
------------------           ---------
VNSC, and each reference in any of the other Loan Documents to a "Principal
                                                                  ---------
Company" or to a "Guarantor" shall also mean and be a reference to VNSC.
-------           ---------

     SECTION 3.2.  OBLIGATIONS OF VNSC UNDER THE INTERCOMPANY SUBORDINATION
                   --------------------------------------------------------
AGREEMENT.  VNSC hereby agrees to become a party to the Intercompany
---------
Subordination Agreement on and as of the Effective Date as an Affiliated Company thereunder and to be bound at all times from and after the Effective Date, as an Affiliated Company, by all of the terms and provisions of the Intercompany Subordination Agreement applicable to Affiliated Companies thereunder. VNSC further agrees that, from and after the Effective Date, each reference in the Intercompany Subordination Agreement to an "Affiliated Company" shall also mean
                                            ------------------
and be a reference to VNSC.

     SECTION 3.3.  RATIFICATION OF OBLIGATIONS BY PRINCIPAL COMPANIES, ETC.
                   -------------------------------------------------------

     (a) All of the Obligations of the Borrower to the Secured Parties under the Credit Agreement, the Notes and the other Loan Documents are, by the execution and delivery by the Borrower of this Agreement, ratified and confirmed by the Borrower in all respects.

     (b) All of the Obligations of each Guarantor to the Secured Parties under the Guaranties and the Credit Agreement and under the other Loan Documents to which it is a party are, by the execution and delivery by such Guarantor of this Agreement, ratified and confirmed by such Guarantor in all respects.

     SECTION 3.4.  WAIVER.  Each of the Banks and the Agent hereby waives all
                   ------
such Defaults and Events of Default that may have occurred or resulted as a consequence of the failure by the Principal Companies to perform by October 15, 1998 all of their Obligations (a) with respect to VNSC under Section 9.1.9 of
                                                             -------------
the Credit Agreement and Section 4.6 of Amendment No. 3, and (b) with respect to
                         -----------
the 1998 Warrant Amendments under Section 4.7 of Amendment No 3.  It is the
                                  -----------
understanding of the parties hereto that the Obligations of the Principal Companies (i) under Section 9.1.9 of the Credit Agreement and Section 4.6 of
                    -------------                             -----------
Amendment No. 3 with respect to VNSC, and (ii) under Section 4.7 of Amendment
                                                     -----------
No. 3 with respect to the 1998 Warrant Amendments, shall be satisfied when the conditions precedent set forth in Article IV hereof are satisfied by the
                                  ----------
Principal Companies.

                                   ARTICLE IV


                              CONDITIONS PRECEDENT
                              --------------------

     This Agreement, including each of the amendments to the Credit Agreement set forth in Article II of this Agreement and the waivers of the Banks and the
             ----------
Agent set forth in Section 3.4, shall be effective and in full force and effect
                   -----------
on and as of and from and after the Effective Date; provided, however, that each
                                                    --------  -------
of the following conditions precedent shall first be satisfied:

     SECTION 4.1.  AMENDMENT DOCUMENTS, ETC.  The Agent and the Banks shall have
                   ------------------------
received counterparts of this Agreement duly and properly authorized and executed by each of VNSC, the Borrower and the Parent Company. The Agent and the Banks shall have received counterparts of the VNSC Security Agreement duly and properly authorized and executed by VNSC. Each of the 1998 Warrant Amendments shall have been duly and properly authorized, executed and delivered by the Parent Company.

     SECTION 4.2.  REPRESENTATIONS AND WARRANTIES.  Each of the representations
                   ------------------------------
and warranties made by the Principal Companies in this Agreement shall be true and correct in all material respects on and as of the Effective Date with the same full force and effect as if made and repeated on and as of such date.

     SECTION 4.3.  FEES, COSTS AND EXPENSES.  The Borrower and the Parent
                   ------------------------
Company shall have paid in full to special counsel for the Agent all of the reasonable out-of-pocket costs and expenses of special counsel to the Agent incurred during the period from August 14, 1998 through the Effective Date and for which an invoice shall have been submitted to the Borrower and the Parent Company.

     SECTION 4.4.  UCC FILINGS, ETC.   All action reasonably required by the
                   ----------------
Agent to create in favor of the Agent and for the benefit of the Secured Parties perfected first-priority Liens in the Collateral described in the VNSC Security Agreement shall have been duly and properly taken by or on behalf of VNSC in order to create such perfected first-priority Liens. The Agent shall have received from the Parent Company in pledge, upon the terms contained in the Pledge Agreement, a stock certificate evidencing all of the issued and outstanding shares of Capital Stock of VNSC, together with an undated stock power duly executed in blank.

     SECTION 4.5.  CERTIFICATES, ETC.  The Agent shall have received:
                   -----------------

          (a) from VNSC, a certificate, dated as of the Effective Date, of its Secretary or Assistant Secretary as to:

               (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance by VNSC of this Agreement and the VNSC Security Agreement; and

               (ii) the incumbency and signatures of the officers of VNSC authorized to act with respect to this Agreement and the VNSC Security Agreement (upon which certificate the Secured Parties may conclusively rely until the Agent shall have received a further certificate of VNSC canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent);

          (b) a certificate signed by the Secretary of State of the State of organization or incorporation of VNSC, dated a date reasonably near (but prior to) the Effective Date, stating that VNSC is a corporation duly organized, validly existing and in good standing under the laws of such State; and

          (c) such other documents as the Agent or any of the Banks may reasonably request with respect to any matter relevant to VNSC, this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.

Each of such documents shall be in form and substance reasonably satisfactory to the Agent and the Banks.

     SECTION 4.6.  NO MATERIALLY ADVERSE EFFECT.  Except as shall have been
                   ----------------------------
described by the Principal Companies to the Agent and the Banks in writing prior to the date hereof, no events or developments shall have occurred since June 30, 1998 which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

     SECTION 4.7.  SATISFACTORY LEGAL FORM, ETC.  All Instruments executed and
                   ----------------------------
delivered or otherwise submitted pursuant hereto by or on behalf of VNSC or any of the other Principal Companies shall be reasonably satisfactory in form and substance to each of the Banks, the Agent and its special counsel; each of the Banks, the Agent and its special counsel shall have received all such information, and such counterpart originals or such certified or other copies of such materials, as any of the Banks, the Agent or its special counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement or the VNSC Security Agreement shall be reasonably satisfactory to each of the Banks, the Agent and its special counsel.


                                   ARTICLE V

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     Each of the Principal Companies represents and warrants to and covenants with the Agent and the Banks as follows:

     SECTION 5.1.  REPRESENTATIONS IN LOAN DOCUMENTS.  Each of the
                   ---------------------------------
representations and warranties made by or on behalf of each of the Principal Companies to the Agent and the Banks in the Loan Documents was true and correct in all material respects when made and is true and correct in all material respects on and as of the date hereof, EXCEPT (a) as affected by the
                                       ------
consummation of the transactions contemplated by the Loan Documents (including this Agreement), and (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date.

     SECTION 5.2.  CORPORATE AUTHORITY, ETC.  The execution and delivery by each
                   -------------------------
Principal Company of each Amendment Document to which it is a party, and the performance by each Principal Company of its agreements and obligations under each such Amendment Document, have been duly and properly authorized by all necessary corporate or other action on the part of each of the Principal Companies, and do not and will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of any Principal Company, (b) any Contractual Obligation of any Principal Company, or
(c) any Applicable Law.

     SECTION 5.3.  VALIDITY, ETC.  This Agreement has been duly executed and
                   -------------
delivered by each Principal Company and constitutes the legal, valid and binding obligation of each Principal Company, enforceable against it in accordance with its terms, and the VNSC Security Agreement has been duly executed and delivered by VNSC and constitutes the legal, valid and binding obligation of VNSC, enforceable against it in accordance with its terms, except (in each case) as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. Each of the Principal Companies hereby ratifies and confirms in all respects all of the Obligations as modified hereby.

     SECTION 5.4.  NO DEFAULTS.  After giving effect to this Agreement, no
                   -----------
Defaults or Events of Default are continuing under the Credit Agreement or any of the other Loan Documents.

     SECTION 5.5.  YEAR 2000 PROBLEM. Each of the Principal Companies has
                   -----------------
reviewed the areas within its operations and business which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the Year 2000 Problem and has made related inquiry of material suppliers and vendors. Based on such review and program, the Principal Companies represent and warrant that the Year 2000 Problem will not have a Materially Adverse Effect. As used herein, the term "Year 2000 Problem" means the
                                           -----------------
possibility that any computer applications or equipment used by the Principal Companies or any of their Subsidiaries may be unable to recognize and properly perform date-sensitive functions

     SECTION 5.6.  EXISTING LIENS AND EXISTING INDEBTEDNESS FOR BORROWED MONEY.
                   -----------------------------------------------------------
None of the Property of VNSC is or will be subject to any Liens, except such Liens as are permitted by Section 9.2.3. VNSC is not and will not become liable
                          -------------
or responsible for any Indebtedness for Borrowed Money, except such Indebtedness for Borrowed Money as is permitted by Section 9.2.2.
                                      -------------

     SECTION 5.7.  LITIGATION, ETC.  There is no pending or, to the best
                   ---------------
knowledge of VNSC or of any of the other Principal Companies (after due inquiry), threatened litigation, arbitration or governmental investigation or proceeding against VNSC or to which any of the Property of VNSC is subject.

     SECTION 5.8.  COMPLIANCE WITH APPLICABLE LAWS.  VNSC is in substantial
                   -------------------------------
compliance in all material respects with all applicable laws, except to the extent that any failure so to be in compliance has not had and could not reasonably be expected to have a Materially Adverse Effect.


                                   ARTICLE VI

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

     SECTION 6.1.  NO OTHER CHANGES.  Except as otherwise expressly provided by
                   ----------------
the Amendment Documents, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all rights and remedies of the Agent and the Banks thereunder, shall remain unaltered.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     SECTION 6.2.  OTHER PROVISIONS.  This Agreement and the VNSC Security
                   ----------------
Agreement are Loan Documents for all purposes of the Credit Agreement and each of the other Loan Documents. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT NO. 4 TO CREDIT AGREEMENT to be executed and delivered by their respective authorized officers as of the date first above written.


THE BORROWER:                          VNSC:
------------                           ----

USTELECENTERS, INC.                    VERMONT NETWORK
                                       SERVICES CORPORATION

By:  /s/ Franklin A. Reece, III        By:  /s/ Franklin A. Reece, III
   ------------------------------         ------------------------------
    Name:  Franklin A. Reece, III          Name:  Franklin A. Reece, III
    Title: President                       Title: President

THE PARENT COMPANY:
------------------

VIEW TECH, INC.

By:  /s/ Ali Inanilan
   ------------------------------
    Name:  Ali Inanilan
    Title: Chief Financial and
           Administrative Officer


THE BANKS AND THE AGENT:
-----------------------

IMPERIAL BANK, INDIVIDUALLY AS A BANK AND AS THE AGENT


By:  /s/ Paula J. Barysauskas
   ------------------------------
    Name:  Paula J. Barysauskas
    Title: Vice President


BANKBOSTON, N.A., INDIVIDUALLY AS A BANK


By:  /s/ Frank Gianino
   ------------------------------
    Name:  Frank Gianino
    Title: Vice President